Exhibit 23.1     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-222759), Form S-3D (No. 333-174473), and Form S-8 (No. 333-151277 and No. 333-35783) of our reports dated March 9, 2018 related to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of American National Bankshares Inc. for the year ended December 31, 2017.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 9, 2018